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                                  Exhibit 10.3

                              BANCORP HAWAII, INC.
                          SUSTAINED PROFIT GROWTH PLAN

                                   __________

                 (Operating Document Effective January 1, 1996)


SECTION 1.  ESTABLISHMENT AND PURPOSES.
            --------------------------

     1.01 Bancorp Hawaii, Inc. hereby establishes the Sustained Profit Growth Plan.

     1.02 The purpose of this Plan is to advance the interests of Bancorp Hawaii, Inc. by (i) motivating special achievements by Eligible Employees upon whose judgment, initiative and efforts Bancorp Hawaii, Inc. is largely dependent for the successful conduct of its business through a compensation program emphasizing long-term performance incentives; (ii) supplementing other compensation plans; and (iii) assisting Bancorp Hawaii, Inc. in retaining and attracting such employees.

     1.03 This Plan shall be effective as of January 1, 1996 and shall operate on the basis of the current and succeeding Incentive Periods until such time the Plan is amended or terminated under Section 11. This Plan constitutes the current operating document for the administration of the Plan effective January 1, 1994, that was disclosed to shareholders and received shareholder approval on April 27, 1994. As such, the material terms of this Plan have been approved by shareholders for purposes of the performance-based compensation requirements of Section 162 (m) of the Internal Revenue Code of 1986, as amended.

SECTION 2. DEFINITIONS.
           -----------
     As used herein, the following terms shall have the following meanings unless a different meaning is plainly required in the context:

     2.01   "Base Year" shall mean the fiscal year prior to the Incentive
Period.

     2.02   "Board" shall mean the Board of Directors of the Holding Company.

     2.03 "Committee" shall mean the Compensation Committee of the Holding Company.

     2.04 "Contingent Award" shall mean an award to an Eligible Employee expressed as a percentage of average annual Salary for the Incentive Period.

     2.05 "Eligible Employees" shall mean Key Employees of the Holding Company or of a Subsidiary who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to the Holding Company or any Subsidiary, and of making substantial contributions to the success, growth and profit of the Holding Company and its Subsidiaries.

     2.06 "Earnings Per Share" (EPS) shall mean fully diluted Earnings Per Share as reported by the Holding Company in its annual

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report (or as otherwise reported to shareholders) adjusted as described in this
Section 2.06. The Holding Company's reported net income shall be adjusted for the following in computing EPS:

          a.   Any extraordinary or unusual gain or loss transaction,

          b.   Securities gains or losses, and

          c.   Dividends on preferred shares, if any, of the Holding Company.

The Committee will, in its sole discretion, determine any adjustments to be made to EPS pursuant to this Section 2.06. In the event of a stock dividend or stock split during the Incentive Period, Earnings Per Share shall be recomputed to take into account the effects of such stock dividend or stock split. Earnings Per share will also be recomputed to eliminate the dilution effect of any stock issued pursuant to any shareholders rights plan or similar program.

     2.07 "Earnings Growth Rate" shall mean the growth of EPS during the Incentive Period. For example, if EPS in the Base Year is $6.00 and EPS for the third calendar year of the Incentive Period is $7.80, then the Earnings Growth Rate is 30 percent. For purposes of this Plan, the Earnings Growth Rate shall be rounded to the nearest one-tenth of one percent. In the event of a stock dividend or stock split during the Incentive Period, Earnings Growth Rate shall be restated to take into account the effect of such stock dividend or stock split.

     2.08   "Ending Value" shall be the amount as defined in Section 6.01.

     2.09 "Ending Value Multiplier", with respect to any Contingent Award, shall mean an amount ranging from zero to 2.00 as determined by applying the Performance Matrix as described in Section 6 (or in certain events, Section 9.02 or Section 12) of the Plan.

     2.10   "Holding Company" shall mean Bancorp Hawaii, Inc.

     2.11 "Incentive Period", with respect to any Contingent Award, shall mean the Holding Company's fiscal years 1996 through 1998 inclusive, and each annually succeeding three fiscal year period inclusive.

     2.12 "Incentive Salary Expense" shall mean the pre-tax amount accrued for this Plan and any other sustained profit growth plans of the Holding Company during the Incentive Period.

     2.13 "Key Employees" shall mean officers or other employees of the Holding Company or any Subsidiary, including directors who are also officers or other employees of the Holding Company or of a Subsidiary.

     2.14 "Participant" shall mean a person that the Committee, in its sole discretion, selects from among the Eligible Employees to be awarded a Contingent Award.

     2.15 "Performance Matrix" shall mean the matrix shown in Section 6 by which is used in calculating Ending Value Multipliers under this Plan.

     2.16 "Plan" shall mean this Sustained Profit Growth Plan, as it may be amended from time to time. The Plan constitutes the

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current operating document for the administration of the Plan adopted effective
January 1, 1994.

     2.17 "Retirement" shall mean the termination of a Participant's employment with the Holding Company or a Subsidiary under circumstances where the Participant terminates on or after the retirement dates specified under the Holding Company's retirement plan and the Participant's withdrawal from any employment in the financial services industry in the State of Hawaii during the Incentive Period.

     2.18 "Return on Average Equity" (ROAE) shall mean Net Income of the Holding Company for the Incentive Period divided by Average Total Equity for the Incentive Period. Average Total Equity shall be as reported in the Holding Company's annual report to shareholders (or as otherwise reported to shareholders) less the average amount of any preferred stock.

     2.19   "Salary" shall mean base salary only.

     2.20 "Subsidiary" or "Subsidiaries" shall mean any corporation(s) in which the Holding Company or any Subsidiary (as defined hereby) owns, at the time of making a Contingent Award hereunder, stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation.

SECTION 3.  ELIGIBILITY.
            -----------

     3.01   Contingent Awards may be made only to Eligible Employees.

     3.02 Neither members of the Committee nor any member of the Board who is not an employee of the Holding Company or of a Subsidiary shall be an Eligible Employee.

SECTION 4.  ADMINISTRATION.
            --------------

     4.01   The Plan shall be administered by the Committee.

     4.02 The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees, Participants and any and all persons claiming under or through any Eligible Employee or Participant, unless otherwise determined by the Board.

     4.03 Any determination, decision or action of the Committee provided for in this Plan may be made or taken by action of the Board if the Board so determines with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Contingent Award. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, an Eligible Employee or a Participant shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment of the Plan.

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     4.04   With respect to any Incentive Period, the Performance Matrix described in Section 6.02 may be modified by the Committee. Specifically, to measure performance of the Holding Company and to determine the Performance Matrix for any Incentive Period, the Committee may, no later than 90 days after the commencement of the Incentive Period, select from among a number of business criteria or measures, and establish specific objective numeric goals relating to those measures. The measures may include return on average or year-end equity, return on average or year-end assets, earnings per share, growth in earnings per share, increase in Holding Company's common stock price, total return to shareholders, growth in net income per employee, growth in noninterest income, control of net overhead expense, control of nonperforming loans, capital adequacy, and adequacy of loan loss reserves.

SECTION 5.  CONTINGENT AWARDS.
            -----------------

     5.01 The Committee may, from time to time, in its sole discretion, award to each Participant a Contingent Award. The Committee shall cause notice to be given to each Participant of his or her selection as soon as practicable following the making of a Contingent Award.

     5.02 The Contingent Award that may be awarded to any Participant shall be a percentage of his or her average annual Salary for the Incentive Period, which percentage shall be no greater than the amounts set out in the table below.

                  HOLDING COMPANY/                 CONTINGENT AWARD
               BANK OF HAWAII OFFICERS             AS A % OF SALARY
               -----------------------             ----------------
               Chairman of the Board/CEO                 40%
               President or Vice Chairman                35%
               Executive Vice President                  30%
               Senior Vice President                     25%

               OTHER SUBSIDIARY OFFICERS                 25%
               -------------------------


     5.03 The Contingent Award shall be multiplied by the Participant's average annual Salary for the Incentive Period. In any event, the maximum payout under this Plan shall be two times the Contingent Award. For example, a Participant with an average annual Salary of $80,000 might receive a Contingent Award of 25% or $20,000. In this example, the maximum payout under this Plan would be two times the Contingent Award, or $40,000.

SECTION 6.  ENDING VALUE OF CONTINGENT AWARD.
            --------------------------------

     6.01 The Ending Value of a Contingent Award shall be determined by multiplying the Contingent Award by the Ending Value Multiplier determined from the Performance Matrix in Section 6.02.

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     6.02   Ending Value Multiplier:


                        EARNINGS GROWTH RATE
                  =================================
         *ROAE     10%    15%    20%    25%    30%
        ===========================================
          18%     1.00   1.25   1.50   1.75   2.00
                  ---------------------------------
          17%     0.82   1.07   1.32   1.57   1.82
                  ---------------------------------
          16%     0.65   0.90   1.15   1.40   1.65
                  ---------------------------------
          15%     0.48   0.73   0.98   1.23   1.48
                  ---------------------------------
          14%     0.32   0.57   0.82   1.07   1.32
                  ---------------------------------
          13%     0.16   0.41   0.66   0.91   1.16
                  ---------------------------------
          12%     0.00   0.25   0.50   0.75   1.00
        ==========================================

     * ROAE is the weighted average return on average equity for each of the three years comprising the incentive period.

     6.03 Interpolation between the points shown above shall be made on a straight line basis as calculated by the Controllers Division. The maximum Ending Value Multiplier under all circumstances will be 2.00.

SECTION 7.  CONDITIONS.
            ----------

     The Chairman and the President shall prepare recommendations for the Committee. The Committee shall make the final determination of the Ending Value Multiplier and any awards, and reserves the right to add to or withhold all or any portion of any or all award(s) at its sole discretion. However, with respect to any Participant subject to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, no upward adjustments based on discretion are permitted beyond the maximum award for the Participants.

SECTION 8.  DETERMINATION AND PAYMENT OF AWARDS.
            -----------------------------------

     8.01 If the Ending Value as computed and adjusted in accordance with Sections 6 and 7 is zero, no payment shall be made, any Contingent Awards shall terminate and all rights thereunder shall cease.

     8.02 Subject to the provisions of Section 9 and Section 12 hereof, the Ending Value, if any, of the Contingent Award for each Participant shall be determined as per Sections 6 and 7. The amount determined for each Participant shall be paid in cash in a lump sum (subject to withholding requirements, if applicable) as soon as practicable after determination thereof.

     However, a Participant may make a request, on a form approved by the Committee, for the deferral of all or part of any payment he or she may receive, provided that such request is delivered to the Human Resources Division no later than November 1 of the Incentive Period.

     The Committee may accept or reject any such request for

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a deferral and may determine the conditions of such deferral at the Committee's sole discretion.

SECTION 9.  TERMINATION OF EMPLOYMENT.
            -------------------------

     9.01 Except as otherwise provided in Section 9.02 below, if a Participant does not remain continuously in the employ of the Holding Company or a Subsidiary until the expiration of the Incentive Period with respect to any Contingent Award, such Contingent Award shall terminate and all rights thereunder shall cease.

     9.02 If the employment of a Participant with the Holding Company or a Subsidiary terminates during the Incentive Period due to his or her death, disability or Retirement, the Committee shall determine the cash payment to be made with respect to such Participant under the following method:

     The Contingent Award payable, if any, shall be based on the average annual salary of the Participant for the shortened incentive period ending on the date of the Participant's death, disability, or retirement. The Ending Value of the Contingent Award calculated under Sections 6, 7, and 8 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period during which Participant was an employee of the Holding Company or Subsidiary, and the denominator of which shall be 36. This calculation and the payment of any award necessarily must be paid after the termination of the Incentive Period in accordance with
     Section 8.02.

SECTION 10.  NON-TRANSFERABILITY OF CONTINGENT AWARD.
             ---------------------------------------

     No Contingent Award shall be sold, assigned, transferred, encumbered, hypothecated or otherwise anticipated by a Participant, and during the lifetime of a Participant, any payment shall be payable only to the Participant. The Committee shall, if it so determines, adopt rules for the designation by a Participant of a beneficiary to receive cash payments, if any, that may become due pursuant to this Plan after the death of the Participant.

SECTION 11.  AMENDMENT OR TERMINATION OF THE PLAN.
             ------------------------------------

     The Board or the Committee, may, at any time, terminate or at any time and from time to time amend, modify or suspend this Plan provided that no such amendment, modification, suspension or termination of the Plan shall in any manner adversely affect any Contingent Award theretofore made under the Plan without the consent of the Participant.

SECTION 12.  CHANGES IN CAPITALIZATION.
             -------------------------

     In the event of a dissolution or liquidation of the

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Holding Company, or a merger or consolidation in which the Holding Company is not the surviving corporation, the amount of cash payable with respect to any Contingent Award for an Incentive Period that will end after such event shall be determined and payable as if the Incentive Period ended on the date of such event and an Ending Value Multiplier of 2.00 shall be used in calculating the award for this Plan, notwithstanding any other provisions of this Plan. All Contingent Awards shall be calculated based on the average annual salary of the Participant for the shortened Incentive Period. The Ending Value of the Contingent Award calculated under this Section 12 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period, as adjusted under this Section 12, and the denominator of which shall be 36. The Ending Value of the Contingent Award under this Section 12 shall be paid to such Participants within ten days of the end of the shortened Incentive Period.

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